FREE WRITING PROSPECTUS SUPPLEMENT


                                  CWALT, INC.
                                   Depositor

                         [LOGO OMITTED] Countrywide(R)
                         -----------------------------
                              Sponsor and Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer

                      Alternative Loan Trust Certificates
                             (Issuable in Series)
                         Distributions payable monthly

---------------------
Consider carefully  |     The Trusts
the risk factors    |
beginning on page   |     Each Alternative Loan Trust will be established
S-7 in this free    |     to hold assets transferred to it by CWALT, Inc.
writing prospectus  |     The assets in each Alternative Loan Trust will
supplement and on   |     be specified in the prospectus supplement for
page 2 in the       |     the particular issuing entity and will generally
accompanying        |     consist of first lien mortgage loans secured by
prospectus attached |     one- to four-family residential properties. The
hereto as Exhibit A.|     mortgage loans will have been purchased by the
                    |     depositor, either directly or through
                    |     affiliates, from one or more mortgage loan
                    |     sellers. The mortgage loans will be master
                    |     serviced by Countrywide Home Loans Servicing LP.
                    |
                    |     The Certificates
                    |
                    |     CWALT, Inc. will sell the certificates pursuant
                    |     to a prospectus supplement. The certificates
                    |     will be grouped into one or more series, each
                    |     having its own designation. Each series will be
                    |     issued in one or more classes and each class
                    |     will evidence beneficial ownership of a
                    |     specified portion of future payments secured by
                    |     the assets of the related Alternative Loan
                    |     Trust. A prospectus supplement for a series will
                    |     specify all of the terms of the series and each
                    |     of the classes in the series.
---------------------

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates with a file number of 333-131630. Before you invest, you should read the prospectus in that registration statement (which prospectus is attached as Exhibit A hereto) and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.

Although a registration statement (including the prospectus) relating to the securities discussed in this free writing prospectus supplement has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed herein has not been filed with the Securities and Exchange Commission. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive information on any matter discussed herein.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this free writing prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

June 1, 2006

                                       Table of Contents

Free Writing Prospectus Supplement     Page     Prospectus                             Page
----------------------------------     ----     ----------                             ----
Summary.................................S-3     Important Notice About Information
                                                  in This Prospectus and Each
Risk Factors............................S-7       Accompanying Prospectus
                                                  Supplement..............................1
The Mortgage Pool......................S-22
                                                Risk Factors..............................2
Servicing of the Mortgage Loans........S-25
                                                The Trust Fund...........................12
Description of the Pooling and
  Servicing Agreement..................S-29     Use of Proceeds..........................24

Static Pool Data.......................S-31     The Depositor............................24

Yield, Prepayment and Maturity                  Loan Program.............................25
  Considerations.......................S-31
                                                Static Pool Data.........................27
Tax Consequences.......................S-34
                                                Description of the Securities............28
ERISA Considerations...................S-34
                                                Credit Enhancement.......................43
Index of Defined Terms.................S-36
                                                Yield, Maturity and Prepayment
Exhibit A                                         Considerations.........................49

                                                The Agreements...........................52

                                                Certain Legal Aspects of the Loans.......71

                                                Material Federal Income Tax
                                                  Consequences...........................79

                                                Other Tax Considerations................100

                                                ERISA Considerations....................100

                                                Legal Investment........................103

                                                Method of Distribution..................104

                                                Legal Matters...........................105

                                                Financial Information...................105

                                                Rating..................................105

                                                Index to Defined Terms..................107

                                   Summary

This summary highlights selected information about the offering transactions and does not contain all of the information that you need to consider in making your investment decision. The terms of each series and each of the classes in a series have not yet been determined. The certificates in an offering and the other circumstances of the offering that have not yet been specified will be fully described in a prospectus supplement when it is available. To understand all of the terms of an offering of the certificates, read this entire free writing prospectus supplement, the accompanying prospectus, and, when available, the prospectus supplement relating to the applicable series of certificates carefully.


Issuing Entity                            may be sold directly to the depositor
                                          by one or more special purpose
The issuing entity for a series of        entities that were established by
certificates will be the Alternative      Countrywide Financial Corporation, or
Loan Trust specified on the front         one of its subsidiaries, which, in
cover of the related prospectus           turn, acquired those mortgage loans
supplement.                               directly from Countrywide Home Loans,
                                          Inc. All or a portion of the mortgage
The Certificates                          loans may also be sold to the
                                          depositor by unaffiliated third-party
The mortgage pools securing the           sellers.
certificates will consist of mortgage
loans secured by first liens on one-      Master Servicer
to four-family residential properties.
The mortgage loans will have been         Countrywide Home Loans Servicing LP.
purchased by the depositor, either
directly or through affiliates, from      Trustee
one or more mortgage loan sellers that
may or may not be affiliated with the     The Bank of New York.
depositor.
                                          Pre-Funding Account and Capitalized
The mortgage loans in any mortgage        Interest Account
pool may have mortgage rates that are
fixed, adjustable or have fixed           A particular series may provide for
mortgage rates for a period of time       the purchase of additional mortgage
after the date of origination of each     loans after the related closing date
mortgage loan before the mortgage         if the aggregate stated principal
rates become subject to periodic          balance of the mortgage loans
adjustment based on a specified index.    transferred to that issuing entity on
                                          the related closing date is less than
The mortgage pool may also be             the amount specified in the related
segregated into multiple loan groups      prospectus supplement. The related
for the purposes of allocating            prospectus supplement will specify the
distributions among the classes of        amount required to be deposited in a
certificates offered by that series.      pre-funding account to be used through
Your certificates may be related to       the end of the related funding period
one or more of the loan groups.           (which, generally, will not exceed 90
                                          days) to purchase subsequent mortgage
See "The Mortgage Pool" in this free      loans for that issuing entity. Any
writing prospectus supplement, "The       amounts not used for that purpose will
Trust Fund -- The Mortgage Loans --       be paid to holders of the related
General" in the attached prospectus       senior certificates as a prepayment of
and "The Mortgage Pool" in the            principal no later than the
prospectus supplement relating to the     distribution date following the end of
applicable series of certificates.        the funding period.

Depositor                                 Because some of the mortgage loans in
                                          an issuing entity may not be acquired
CWALT, Inc. is a limited purpose          by the issuing entity until after the
finance subsidiary of Countrywide         closing date for that issuing entity,
Financial Corporation. Its address is     there may not be sufficient interest
4500 Park Granada, Calabasas,             collections from the mortgage loans in
California 91302, and its telephone       that issuing entity to pay all the
number is (818) 225-3000.                 interest due on the related
                                          certificates during the funding
Sellers                                   period. If a pre-funding account is
                                          funded, a capitalized interest account
Countrywide Home Loans, Inc. may be       may be established and
the seller of a portion of the
mortgage loans. Other mortgage loans
funded on the closing date of that        Registration of Certificates
series to cover those shortfalls.
                                          To the extent specified in the
Third Party Insurers                      prospectus supplement relating to a
                                          series of certificates, the
If so specified in the prospectus         certificates may initially be issued
supplement relating to any series of      in book-entry form. Persons acquiring
certificates, one or more classes of      beneficial ownership interests in the
certificates may have the benefit of      certificates may elect to hold their
certificate guaranty insurance            beneficial interests through The
policies issued by a third party          Depository Trust Company, in the
insurer. If so specified in the           United States, or Clearstream,
prospectus supplement relating to any     Luxembourg or the Euroclear System, in
series of certificates, one or more       Europe.
separate trusts may be established to
issue net interest margin securities      See "Description of Certificates -
secured by all or a portion of certain    Book-Entry Certificates" in the
classes of certificates of that           accompanying prospectus.
series. Those net interest margin
securities may or may not have the        Optional Termination or Auction of the
benefit of one or more financial          Mortgage Loans
guaranty insurance policies that
guaranty payments on those securities.    If so specified in the prospectus
The insurer or insurers that would        supplement relating to the applicable
issue any such financial guaranty         series of certificates, the master
insurance policy are referred to in       servicer, the depositor, the holder of
this free writing prospectus              a class of certificates specified in
supplement as the "Third Party            the prospectus supplement and/or the
Insurer." The references to the Third     Third Party Insurer may have the
Party Insurer in this free writing        option to purchase all of the
prospectus supplement are applicable      remaining assets of the issuing entity
only if classes of certificates in the    and retire all outstanding classes of
series have the benefit of financial      certificates on or after the first
guaranty insurance policy or if any       distribution date on which the
related net interest margin securities    aggregate stated principal balance of
issued and are so insured.                the mortgage loans and any foreclosed
                                          real estate owned by the issuing
Any Third Party Insurer may be granted    entity declines to a specified
a number of rights under the pooling      percentage of the aggregate initial
and servicing agreement that will         stated principal balance of the
limit and otherwise affect the rights     mortgage loans.
of the holders of the certificates.
Any insurance policy issued by a Third    If so specified in the prospectus
Party Insurer will not cover, and will    supplement relating to the applicable
not benefit in any manner whatsoever,     series of certificates, the master
the certificates other than those         servicer, the holder of a particular
specified in the related prospectus       class of certificates, may have the
supplement.                               option to request that the trustee
                                          attempt to conduct an auction of the
See "Risk Factors--Rights of Third        remaining mortgage loans and real
Party Insurers" in this free writing      estate owned by the issuing entity. If
prospectus supplement.                    an auction is held and the trustee
                                          receives a purchase price at least
Distribution Dates                        equal to the amount set forth in the
                                          related prospectus supplement, the
We will make monthly distributions on     mortgage loans will be sold to that
the day specified in the related          bidder, the certificates will be paid
prospectus supplement, which will         in full on that distribution date.
generally be either (a) the 25th day
of the month or (b) the business day      Advances
following the master servicer
remittance date (which is generally       The master servicer will make cash
the 19th day of the month). If any of     advances with respect to delinquent
these days is not a business day then     scheduled payments of principal and
we will make distributions on the next    interest on the mortgage loans to the
business day.                             extent the master servicer reasonably
                                          believes that the cash advances can be
The first distribution date for any       repaid from future payments on the
series of certificates will be            mortgage loans. These cash advances
specified in the prospectus supplement    are only intended to maintain a
for that series.                          regular flow of scheduled interest and
                                          principal payments on the certificates
                                          and are not intended to guarantee or
                                          insure against losses.

See "Servicing of the Mortgage Loans      No form of credit enhancement can
-- Advances" in this free writing         provide protection against all risks
prospectus supplement and in the          of loss or guarantee repayment of the
prospectus supplement relating to the     entire principal balance of the
applicable series of certificates.        certificates and interest thereon. If
                                          losses occur which exceed the amount
Credit Enhancement for the Certificates   covered by credit enhancement,
                                          certificateholders of the applicable
Credit enhancements provide limited       series will bear their allocable share
protection to holders of certain          of any deficiencies.
classes of certificates against
shortfalls in payments received on the    See "Risk Factors" in this free
mortgage loans and realized losses on     writing prospectus supplement and
the mortgage loans. As specified in       "Risk Factors" in the accompanying
the prospectus supplement relating to     prospectus.
the applicable series of certificates,
the transaction may employ any one or     Yield Enhancement for the Certificates
more of the following forms of credit
enhancement:                              Yield enhancements provide limited
                                          protection to holders of certain
     o    the subordination of one or     classes of certificates against
          more classes of the             reductions in the return on your
          securities of the series,       investment that may be caused by
                                          fluctuations in interest rates on the
     o    the preferential allocation     certificates and/or on the related
          of prepayments on the           pool of mortgage loans. As specified
          mortgage loans to the senior    in the prospectus supplement relating
          certificates in order to        to the applicable series of
          increase the level of           certificates, the transaction may
          subordination,                  employ any one or more of the
                                          following forms of yield enhancement:
     o    overcollateralization,
                                               o    one or more reserve funds,
     o    excess interest,
                                               o    one or more derivative
     o    letter of credit,                         contracts,

     o    financial guaranty insurance         o    the application of interest
          policy issued by an entity                distributions on one or more
          named in the prospectus                   classes of certificates to
          supplement covering one or                cover certain interest rate
          more classes of                           shortfalls experienced by
          certificates, o surety bond,              other classes of
                                                    certificates, or
     o    bankruptcy bond,
                                               o    another method of yield
     o    special hazard insurance                  enhancement described in the
          policy,                                   prospectus supplement.

     o    guaranteed investment           No form of yield enhancement can
          contract,                       provide protection against all risks
                                          of loss on investment return. If
     o    one or more reserve funds,      circumstances occur which are not
                                          anticipated by the method of yield
     o    one or more derivative          enhancement provided by the related
          contracts,                      issuing entity, certificateholders of
                                          the applicable series will suffer the
     o    insurance on the mortgage       corresponding reduction in the yields
          loans, which may be FHA         on their investment.
          Insurance, a VA Guarantee or
          a mortgage pool insurance       See "Risk Factors" in this free
          policy,                         writing prospectus supplement and
                                          "Risk Factors" in the accompanying
     o    cross-collateralization         prospectus.
          feature, or
                                          Tax Status of the Certificates
     o    any combination of the
          foregoing.                      Unless otherwise specified in the
                                          prospectus supplement for the
                                          applicable series of certificates, for
                                          federal income tax purposes the
                                          related issuing entity (exclusive of
                                          rights specified in the applicable
prospectus supplement) will consist of    to the Employee Retirement Income
one or more REMICs. The prospectus        Security Act of 1974, as amended, or
supplement for each series of             Section 4975 of the Internal Revenue
certificates will specify which           Code of 1986, as amended, or by an
classes of certificates will              entity investing the assets of such a
constitute regular or residual            benefit plan. The applicable
interests in the REMICs and whether       prospectus supplement will also
there are investors who would be          specify whether there are conditions
subject to taxation if they purchased     that must be met for any such
particular classes of certificates        acquisition.
because of the features of those
classes of certificates.                  See "ERISA Considerations" in the
                                          accompanying prospectus.
In addition, depending upon the forms
of credit enhancement and yield           Legal Investment
enhancement employed with respect to a
particular series of certificates, one    Any class of certificates in a series
or more classes of certificates in        that is rated upon initial issuance in
that series may also represent taxable    one of the two highest rating
contractual rights and/or obligations     categories by at least one nationally
for federal income tax purposes.          recognized statistical rating
                                          organization will be mortgage related
See "Material Federal Income Tax          securities for purposes of the
Consequences" in the accompanying         Secondary Mortgage Market Enhancement
prospectus.                               Act of 1984 as long as they are so
                                          rated.
ERISA Considerations
                                          See "Legal Investment" in the
The prospectus supplement relating to     accompanying prospectus.
each series of certificates will
specify which classes may be purchased
by a pension or other benefit plan
subject

                                 Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information under "Risk Factors" beginning on page 5 in the accompanying prospectus.


Your Yield Will Be Affected By            Borrowers may, at their option, prepay
Prepayments                               their mortgage loans in whole or in
                                          part at any time. We cannot predict
                                          the rate at which borrowers will repay
                                          their mortgage loans. The prepayment
                                          experience of the mortgage loans may
                                          be affected by many factors,
                                          including:

                                          o    general economic conditions,

                                          o    the level of prevailing interest
                                               rates,

                                          o    the availability of alternative
                                               financing,

                                          o    the applicability of prepayment
                                               charges, and

                                          o    homeowner mobility.

                                          A prepayment of a mortgage loan,
                                          however, will usually result in a
                                          prepayment on the certificates.

                                          The rate and timing of prepayment of
                                          the mortgage loans will affect the
                                          yields to maturity and weighted
                                          average lives of the related classes
                                          of certificates. Any reinvestment
                                          risks from faster or slower
                                          prepayments of mortgage loans will be
                                          borne entirely by the holders of the
                                          related classes of certificates.

                                          o    If you purchase your certificates
                                               at a discount or you purchase
                                               principal only certificates and
                                               principal is repaid slower than
                                               you anticipate, then your yield
                                               may be lower than you anticipate.

                                          o    If you purchase your certificates
                                               at a premium or you purchase
                                               notional amount certificates and
                                               principal is repaid faster than
                                               you anticipate, then your yield
                                               may be lower than you anticipate.

                                          o    If you purchase notional amount
                                               certificates and principal is
                                               repaid faster than you
                                               anticipated, you may lose your
                                               initial investment.

                                          o    If so specified in the prospectus
                                               supplement relating to the
                                               applicable series of
                                               certificates, some or all of the
                                               mortgage loans may require the
                                               borrower to pay a charge if the
                                               borrower prepays the mortgage
                                               loan during periods of up to five
                                               years after the mortgage loan was
                                               originated. A prepayment charge
                                               may discourage a borrower from
                                               prepaying the mortgage loan
                                               during the applicable period. As
                                               specified in the prospectus
                                               supplement relating to any
                                               applicable series of
                                               certificates, prepayment charges
                                               may be distributed to specified
                                               classes of certificates or
                                               retained by the master servicer
                                               as servicing compensation and may
                                               not
                                               be distributed to the holders of
                                               other classes of certificates.

                                          o    If mortgage loans with relatively
                                               higher mortgage rates prepay, the
                                               pass-through rate on one or more
                                               of the related classes of
                                               certificates may be reduced and
                                               your yield may be lower than you
                                               anticipate.

                                          o    If the mortgage loans held by the
                                               issuing entity are hybrid
                                               adjustable rate mortgage loans,
                                               the mortgage loans may be subject
                                               to greater rates of prepayments
                                               as they approach their initial
                                               adjustment dates even if market
                                               interest rates are only slightly
                                               higher or lower than the mortgage
                                               rates on the mortgage loans as
                                               borrowers seek to avoid changes
                                               in their monthly payments.

                                          o    If the mortgage loans held by the
                                               issuing entity are negative
                                               amortization mortgage loans, the
                                               rate and timing of principal
                                               payments relative to the amount
                                               and timing of deferred interest
                                               on the mortgage loans will affect
                                               the yields to maturity on the
                                               related classes of certificates.

Your Yield May Be Affected By The         If so specified in the prospectus
Interest Only Feature Of Some Of The      supplement relating to the applicable
Mortgage Loans                            series of certificates, some or all of
                                          the mortgage loans may require monthly
                                          payments of only accrued interest for
                                          a period of up to fifteen years after
                                          origination. The borrower is not
                                          required to pay any principal on the
                                          borrower's loan during this interest
                                          only period but thereafter is required
                                          to make monthly payments sufficient to
                                          amortize the loan over its remaining
                                          term. These loans are sometimes
                                          referred to as interest only loans.
                                          Interest only loans have only recently
                                          been originated in significant
                                          volumes. As a result, the long-term
                                          performance characteristics of
                                          interest only loans are largely
                                          unknown.

                                          Because interest only loans initially
                                          require only the payment of interest,
                                          a borrower may be able to borrow a
                                          larger amount than would have been the
                                          case for a fully amortizing mortgage
                                          loan.

                                          Interest only loans may have risks and
                                          payment characteristics that are not
                                          present with fully amortizing mortgage
                                          loans, including the following:

                                          o    no principal distributions will
                                               be made to certificateholders
                                               from interest only loans during
                                               their interest only period except
                                               in the case of a prepayment,
                                               which may extend the weighted
                                               average lives of the
                                               certificates,

                                          o    during the interest only period,
                                               interest only loans may be less
                                               likely to be prepaid since the
                                               perceived benefits of refinancing
                                               may be less than with a fully
                                               amortizing mortgage loan,

                                          o    as the end of the interest only
                                               period approaches, an interest
                                               only loan may be more likely to
                                               be refinanced in order to avoid
                                               the increase in the monthly
                                               payment required to amortize the
                                               loan over its remaining term,

                                          o    interest only loans may be more
                                               likely to default than fully
                                               amortizing loans at the end of
                                               the interest only period due to
                                               the increased monthly payment
                                               required to amortize the loan
                                               over its remaining term, and

                                          o    if an interest only loan
                                               defaults, the severity of loss
                                               may be greater due to the larger
                                               unpaid principal balance.

Your Yield May Be Affected By The         If so specified in the prospectus
Inclusion of 40-Year Mortgage Loans       supplement relating to the applicable
                                          series of certificates, some or all of
                                          the mortgage loans may have original
                                          terms to maturity of 40 years.
                                          Mortgage loans with original terms to
                                          maturity of 40 years have only begun
                                          to be originated recently. As a
                                          result, there is no basis on which to
                                          predict the performance
                                          characteristics of these mortgage
                                          loans.

                                          The longer term to maturity of 40-year
                                          mortgage loans results in a lower
                                          monthly payment than would be required
                                          by a traditional 30-year mortgage
                                          loan. The lower monthly payment may
                                          allow the borrower to borrow a larger
                                          amount than would have been the case
                                          for a mortgage loan with a 30-year
                                          term to maturity.

                                          In running the prepayment scenarios
                                          required by certain rating agencies
                                          that may be providing ratings on the
                                          related series of certificates, the
                                          offered certificates are assumed to
                                          mature within 30 years. However, due
                                          to the inclusion of 40-year mortgage
                                          loans in the mortgage pool, there is
                                          no guarantee that the certificates
                                          will be fully paid within 30 years.

                                          40-year mortgage loans may have risks
                                          and payment characteristics that are
                                          not present with traditional 30-year
                                          mortgage loans, including the
                                          following:

                                          o    less principal will be
                                               distributed to certificateholders
                                               on a monthly basis (except in the
                                               case of a prepayment) which may
                                               extend the weighted average lives
                                               of the certificates,

                                          o    due to the smaller monthly
                                               payment, 40-year mortgage loans
                                               may be less likely to be prepaid
                                               since the perceived benefits of
                                               refinancing may be less than with
                                               a 30-year fully amortizing
                                               mortgage loan, and

                                          o    if a 40-year mortgage loan
                                               defaults, the severity of loss is
                                               likely to be greater due to the
                                               larger unpaid principal balance.

                                          If so specified in the prospectus
                                          supplement relating to the applicable
                                          series of certificates, some or all of
                                          the 40-year mortgage loans may also be
                                          negative amortization mortgage loans.
                                          The combination of a longer term to
                                          maturity with the possibility of
                                          accruing interest on an increasing
                                          principal balance may produce
                                          unanticipated payment performance.

If The Series Allows For The Purchase     If the particular series of
Of Subsequent Mortgage Loans, There Is    certificates will use a prefunding
                                          mechanism to purchase additional
                                          mortgage loans, the ability of

A Risk Of Possible Prepayment Due To      that issuing entity to acquire
Inability To Acquire Subsequent           subsequent mortgage loans depends on
Mortgage Loans                            the ability of the related seller to
                                          originate or acquire mortgage loans
                                          during the funding period specified in
                                          the related prospectus supplement
                                          (which generally will not exceed 90
                                          days) that meet the eligibility
                                          criteria for subsequent mortgage loans
                                          described therein. The ability of
                                          sellers to originate or acquire
                                          eligible subsequent mortgage loans
                                          will be affected by a number of
                                          factors including prevailing interest
                                          rates, employment levels and economic
                                          conditions generally.

                                          If any of the amounts on deposit in
                                          the pre-funding account allocated to
                                          purchase subsequent mortgage loans
                                          cannot be used for that purpose, those
                                          amounts will be distributed to the
                                          senior certificateholders as a
                                          prepayment of principal on the first
                                          distribution date following the end of
                                          the funding period.

                                          The ability of the issuing entity to
                                          acquire subsequent mortgage loans with
                                          particular characteristics will also
                                          affect the size of the principal
                                          payment the related classes of senior
                                          certificates in that series.

The Yields On Floating Rate And           The pass-through rates on any classes
Inverse Floating Rate Certificates        of floating rate certificates for any
Will Be Affected By The Level Of The      distribution date will be equal to the
Applicable Interest Rate Index            value of the applicable interest rate
                                          index plus any related margin, but may
                                          be subject to a cap and/or floor. The
                                          pass-through rates on any classes of
                                          inverse floating rate certificates for
                                          any distribution date will equal a
                                          specified fixed rate minus the related
                                          index, but may be subject to a cap
                                          and/or floor, which floor may be as
                                          low as 0%. For these classes of
                                          certificates your yield will be
                                          sensitive to:

                                               (1)  the level of the applicable
                                                    interest rate index,

                                               (2)  the timing of adjustment of
                                                    the pass-through rate on
                                                    those certificates as it
                                                    relates to the interest
                                                    rates on the related
                                                    mortgage loans and, with
                                                    respect to the adjustable
                                                    rate mortgage loans, the
                                                    level of the mortgage index,
                                                    the timing of adjustment of
                                                    the interest rates on the
                                                    adjustable rate mortgage
                                                    loans, and periodic and
                                                    lifetime limits on those
                                                    adjustments, and

                                               (3)  other limitations on the
                                                    pass-through rates of those
                                                    certificates as described
                                                    further in the prospectus
                                                    supplement relating to the
                                                    applicable series of
                                                    certificates.

                                          With respect to classes of adjustable
                                          rate certificates relating to
                                          adjustable rate mortgage loans, the
                                          mortgage indices and the certificate
                                          indices may not be the same. Because
                                          the mortgage indices may respond to
                                          economic and market factors different
                                          than the certificate indices, there
                                          may not necessarily be a correlation
                                          in movement between the interest rates
                                          on the adjustable rate mortgage loans
                                          and the pass-through rates of the
                                          related classes of certificates. For
                                          example, it is possible that the
                                          interest rates on the adjustable rate
                                          mortgage loans may decline
                                          while the pass-through rates on the
                                          related classes of adjustable rate
                                          certificates are stable or rising. In
                                          addition, although it is possible that
                                          both the mortgage rates on the
                                          adjustable rate mortgage loans and the
                                          pass-through rates on the related
                                          classes of adjustable rate
                                          certificates may decline or increase
                                          during the same period, the mortgage
                                          rates on the adjustable rate mortgage
                                          loans may decline or increase more
                                          slowly than the pass-through rates of
                                          these certificates because of the
                                          difference between interest rate
                                          adjustment periods on the mortgage
                                          loans and pass-through rate adjustment
                                          periods on these certificates. In
                                          addition, prepayments of mortgage
                                          loans with relatively higher mortgage
                                          rates may reduce the applicable net
                                          rate cap and consequently reduce the
                                          pass-through rate for one or more
                                          classes of adjustable rate
                                          certificates.

                                          While it may be intended that
                                          reductions in distributions of
                                          interest to a class of adjustable rate
                                          by operation of the applicable net
                                          rate cap be offset by amounts
                                          allocated to the issuing entity in
                                          respect of one or more forms of yield
                                          maintenance enhancement, we cannot
                                          assure you that any amounts will be
                                          available from those sources, or
                                          sufficient, to make any such payments.
                                          In addition, to the extent that any
                                          such form of yield maintenance
                                          enhancement benefiting a class of
                                          certificates is derived from
                                          distributions otherwise payable to one
                                          or more other classes of certificates,
                                          investors in the certificates
                                          benefiting from the yield enhancement
                                          arrangement should consider the
                                          expected distributions otherwise
                                          distributable to those other classes
                                          of certificates, and investors in the
                                          classes of certificates providing the
                                          yield maintenance enhancement should
                                          consider the likelihood that amounts
                                          otherwise distributable on their
                                          certificates will be applied to
                                          provide yield enhancement to the
                                          benefited classes of certificates. In
                                          particular, any negative amortization
                                          mortgage loans may bear interest at
                                          initial interest rates that are
                                          insufficient to cover distributions
                                          due to the related classes of
                                          certificates, and therefore certain
                                          classes of certificates may receive no
                                          interest distributions in the first
                                          several months following closing in
                                          order to provide yield enhancement to
                                          other classes of certificates.

Subordinated Certificates Have A          When certain classes of certificates
Greater Risk Of Loss Than Senior          provide credit enhancement for other
Certificates And Subordination May Not    classes of certificates this is
Be Sufficient To Protect Senior           sometimes referred to as
Certificates From Losses                  "subordination." The subordination
                                          feature is intended to enhance the
                                          likelihood that related senior
                                          certificateholders will receive
                                          regular payments of interest and
                                          principal.

                                          If so specified in the prospectus
                                          supplement relating to the applicable
                                          series of certificates, credit
                                          enhancement in the form of
                                          subordination will be provided for the
                                          certificates of that series, first, by
                                          the right of the holders of the senior
                                          certificates to receive payments of
                                          principal on the mortgage loans prior
                                          to the related subordinated classes
                                          and, second, by the allocation of
                                          realized losses on the related
                                          mortgage loans to reduce the class
                                          certificate balances of the related
                                          subordinated classes, generally in the
                                          inverse order of their priority of
                                          distribution, before any related
                                          realized losses are allocated to one
                                          or more of the classes
                                          of senior certificates.

                                          You should fully consider the risks of
                                          investing in a subordinated
                                          certificate, including the risk that
                                          you may not fully recover your initial
                                          investment as a result of realized
                                          losses on the related mortgage loans.
                                          In addition, investors in a class of
                                          senior certificates should consider
                                          the risk that, after the credit
                                          enhancement provided by excess
                                          cashflow and overcollateralization (if
                                          any) have been exhausted, the
                                          subordination of the related
                                          subordinated certificates may not be
                                          sufficient to protect the senior
                                          certificates from losses.

Risks Related To Allocations Of           After the credit enhancement provided
Realized Losses On The Related            by excess cashflow and
Mortgage Loans                            overcollateralization has been
                                          exhausted, or if the structure of the
                                          particular series does not provide for
                                          overcollateralization collections on
                                          the mortgage loans otherwise payable
                                          to the related subordinated classes
                                          will comprise the sole source of funds
                                          from which that credit enhancement is
                                          provided to the senior certificates.
                                          Realized losses on the mortgage loans
                                          are allocated to the related
                                          subordinated certificates, beginning
                                          with the subordinated certificates
                                          then outstanding with the lowest
                                          distribution priority, until the class
                                          certificate balance of each class of
                                          subordinated certificates has been
                                          reduced to zero. If the aggregate
                                          class certificate balance of the
                                          subordinated classes were to be
                                          reduced to zero, delinquencies and
                                          defaults on the mortgage loans would
                                          reduce the amount of funds available
                                          for monthly distributions to holders
                                          of the senior certificates and may
                                          result in the allocation of realized
                                          losses to one or more classes of
                                          senior certificates.

Risks Related To Negative Amortization    If so specified in the related
On The Related Mortgage Loans             prospectus supplement for a series of
                                          certificates, all or a portion of the
                                          mortgage loans may be "negative
                                          amortization loans." After an
                                          introductory period of up to three
                                          months after origination during which
                                          the interest rates on the negative
                                          amortization loans are fixed, the
                                          interest rates on negative
                                          amortization loans will adjust monthly
                                          but their monthly payments and
                                          amortization schedules adjust annually
                                          and, under most circumstances, are
                                          subject to payment caps. The interest
                                          rates on negative amortization
                                          mortgage loans during their
                                          introductory periods are lower than
                                          the sum of the indices applicable at
                                          origination and the related margins,
                                          and may be as low as 1%. Since the
                                          scheduled monthly payments on negative
                                          amortization loans for the first year
                                          are set at their origination, the
                                          scheduled monthly payments are based
                                          upon the introductory interest rates.
                                          As a result, after the introductory
                                          interest rates expire and until the
                                          initial annual adjustment to the
                                          scheduled monthly payment made by the
                                          borrower, (unless the fully indexed
                                          mortgage rate is a rate at or below
                                          the introductory mortgage rate) the
                                          scheduled monthly payment made by the
                                          borrower will not be sufficient to pay
                                          the amount of interest accruing on the
                                          mortgage loan. If borrowers only make
                                          their scheduled monthly payments, a
                                          portion of the accrued interest on
                                          negatively amortizing loans will
                                          become deferred interest. "Deferred
                                          interest" is interest due on a
                                          negative amortization mortgage loan
                                          that is added to its principal balance
                                          and also bears interest at the
                                          applicable interest rate for that
                                          negative
                                          amortization mortgage loan. In
                                          addition, due to the limit on the
                                          amount of the annual adjustment to the
                                          scheduled payment, the scheduled
                                          payment still may not be sufficient to
                                          avoid deferred interest after the
                                          first adjustment. Deferred interest is
                                          also likely to result if interest
                                          rates rise more quickly than monthly
                                          payments are adjusted and borrowers
                                          only make their scheduled monthly
                                          payments.

                                          In addition, the amount by which a
                                          monthly payment may be adjusted on an
                                          annual payment adjustment date is
                                          limited and may not be sufficient to
                                          amortize fully the unpaid principal
                                          balance of a mortgage loan over its
                                          remaining term to maturity. If the
                                          interest rates on the mortgage loans
                                          decrease prior to an adjustment in the
                                          monthly payment, a larger portion of
                                          the monthly payment will be applied to
                                          the unpaid principal balance of the
                                          mortgage loan, which may cause the
                                          related classes of certificates to
                                          amortize more quickly. Conversely, if
                                          the interest rates on the mortgage
                                          loans increase prior to an adjustment
                                          in the monthly payment, a smaller
                                          portion of the monthly payment will be
                                          applied to the unpaid principal
                                          balance of the mortgage loan, which
                                          may cause the related classes of
                                          certificates to amortize more slowly.
                                          Further, if a mortgage loan accrues
                                          deferred interest during a due period,
                                          it will reduce the amount of interest
                                          available to be distributed as cash on
                                          the related classes of certificates on
                                          the related distribution date. If the
                                          unpaid principal balance of a negative
                                          amortization loan exceeds the original
                                          balance of the mortgage loan by the
                                          amount specified in the related
                                          mortgage note, the monthly payment due
                                          on that negative amortization loan
                                          will be recast without regard to the
                                          payment cap in order to provide for
                                          the outstanding balance of the
                                          mortgage loan to be paid in full at
                                          its maturity. In addition, on the
                                          fifth payment adjustment date of a
                                          mortgage loan, and every fifth payment
                                          adjustment date thereafter and the
                                          last payment adjustment date prior to
                                          the mortgage loan's maturity, the
                                          monthly payment due on that mortgage
                                          loan will be recast without regard to
                                          the related payment cap in order to
                                          provide for the outstanding balance of
                                          the mortgage loan to be paid in full
                                          at its maturity by the payment of
                                          equal monthly installments. These
                                          features may affect the rate at which
                                          principal on these mortgage loans is
                                          paid and may create a greater risk of
                                          default if the borrowers are unable to
                                          pay the monthly payments on the
                                          related increased principal balances.

                                          On each distribution date, the net
                                          deferred interest on any negative
                                          amortization mortgage loans will be
                                          allocated to the related classes of
                                          certificates as described in the
                                          related prospectus supplement. Any
                                          such allocation of net deferred
                                          interest could, as a result, affect
                                          the weighted average maturity of the
                                          affected classes of certificates.

                                          The amount of deferred interest, if
                                          any, with respect to mortgage loans in
                                          a loan group for a given month will
                                          reduce the amount of interest
                                          collected on these mortgage loans and
                                          available to be distributed as a
                                          distribution of interest to the
                                          related classes of certificates.
                                          Unless otherwise specified in the
                                          related prospectus supplement, the
                                          resulting reduction in interest
                                          collections on the
                                          mortgage loans in a loan group may be
                                          offset, in part or in whole, by
                                          applying all principal prepayments,
                                          subsequent recoveries and, in some
                                          instances, scheduled principal
                                          payments, received on the mortgage
                                          loans in that loan group to interest
                                          distributions on the related classes
                                          of certificates. Only the amount by
                                          which the principal prepayments,
                                          subsequent recoveries and, if
                                          applicable, scheduled payments of
                                          principal, received on the mortgage
                                          loans in a loan group exceed the
                                          amount of deferred interest on the
                                          mortgage loans in that loan group will
                                          be distributed as principal to the
                                          related classes of certificates in
                                          accordance with the priorities set
                                          forth in the related prospectus
                                          supplement. For any distribution date,
                                          the net deferred interest on the
                                          mortgage loans in a loan group will be
                                          deducted from the interest payable to
                                          the related certificates as described
                                          in the related prospectus supplement.
                                          The amount of the reduction of accrued
                                          interest distributable to each related
                                          class of certificates attributable to
                                          net deferred interest will be added to
                                          the class certificate balance of that
                                          class or to a related component of
                                          that class. Any such allocation of net
                                          deferred interest could, as a result,
                                          increase the weighted average lives of
                                          the related classes of certificates.
                                          The increase in the class certificate
                                          balance of any class of certificates
                                          and the slower reduction in the class
                                          certificate balances due to the use of
                                          principal prepayments and subsequent
                                          recoveries received on the related
                                          mortgage loans to offset the deferred
                                          interest will have the effect of
                                          increasing the applicable investors'
                                          exposure to realized losses on the
                                          related mortgage loans. In addition,
                                          in some circumstances the allocation
                                          of unscheduled payments of principal
                                          received on the mortgage loans between
                                          the related classes of senior
                                          certificates and the subordinated
                                          certificates may be determined based
                                          on the relationship between the
                                          aggregate class certificate balance of
                                          the senior certificates related to
                                          that loan group and the portion of the
                                          aggregate class certificate balance of
                                          the subordinated certificates related
                                          to that loan group, and therefore the
                                          foregoing method of allocating net
                                          deferred interest may affect the rate
                                          and timing of distributions of
                                          principal among the classes of
                                          certificates. See "Description of the
                                          Certificates--Principal" in the
                                          related prospectus supplement. We
                                          cannot predict the extent to which
                                          borrowers will prepay their mortgage
                                          loans or the extent to which deferred
                                          interest will accrue on the mortgage
                                          loans, and therefore cannot predict
                                          the extent of the effect of the
                                          allocation of net deferred interest on
                                          your certificates.

Excess Interest From The Mortgage         The structure of a particular series
Loans May Not Provide Adequate Credit     may provide for credit enhancement
Enhancement In A Transaction Employing    through overcollateralization. The
Overcollateralization As A Feature        amount by which the aggregate stated
                                          principal balance of the mortgage
                                          loans exceeds the aggregate class
                                          certificate balance of the related
                                          classes of certificates is called
                                          "overcollateralization." If the
                                          prospectus supplement for any
                                          applicable series of certificates
                                          indicates that credit enhancement for
                                          that series will be provided by
                                          overcollateralization, the initial
                                          level of overcollateralization (that
                                          is, the overcollateralization on the
                                          closing date) and the required level
                                          of overcollateralization will each be
                                          specified therein.
                                          Overcollateralization typically is
                                          used as credit enhancement when the
                                          mortgage loans are expected to
                                          generate more interest than is needed
                                          to pay interest on the related classes
                                          of certificates because the weighted
                                          average interest rate on the mortgage
                                          loans is expected to be higher than
                                          the weighted average pass-through rate
                                          on the related classes of certificates
                                          plus the weighted average expense fee
                                          rate. In the event that the level of
                                          overcollateralization is reduced, that
                                          "excess interest" will be used to make
                                          additional principal payments on the
                                          related classes of certificates to the
                                          extent described in the prospectus
                                          supplement. Overcollateralization is
                                          intended to provide limited protection
                                          to the holders of the applicable
                                          series of certificates by absorbing
                                          losses from liquidated mortgage loans.
                                          However, we cannot assure you that
                                          enough excess interest will be
                                          generated on the mortgage loans to
                                          maintain any required levels of
                                          overcollateralization.

                                          The excess interest available on any
                                          distribution date will be affected by
                                          the actual amount of interest
                                          received, collected or advanced in
                                          respect of the mortgage loans for that
                                          distribution date. That amount will be
                                          influenced by changes in the weighted
                                          average of the mortgage rates
                                          resulting from prepayments and
                                          liquidations of the mortgage loans as
                                          well as from adjustments of the
                                          mortgage rates on adjustable-rate
                                          mortgage loans. If the pass-through
                                          rate on one or more classes is limited
                                          by the applicable net rate cap, there
                                          may be little or no excess interest
                                          available to provide credit
                                          enhancement.

                                          If the protection afforded by
                                          overcollateralization for any
                                          applicable series is insufficient,
                                          then the holders of the certificates
                                          of that series could experience a loss
                                          on their investment.

Certain Interest Shortfalls May Affect    When a borrower makes a full or
Distributions On The Related              partial prepayment on a mortgage loan,
Certificates                              the amount of interest that the
                                          borrower is required to pay may be
                                          less than the amount of interest
                                          certificateholders would otherwise be
                                          entitled to receive with respect to
                                          the mortgage loan. The master servicer
                                          is required to reduce its master
                                          servicing fee to offset this
                                          shortfall, but the reduction for any
                                          distribution date will limited to all
                                          or a portion of the master servicing
                                          fee for the related month.

                                          In a transaction incorporating
                                          overcollateralization as a credit
                                          enhancement feature, if the aggregate
                                          amount of interest shortfalls on the
                                          related mortgage loans resulting from
                                          prepayments exceeds the amount of the
                                          reduction in the master servicing fee,
                                          the amount of interest available to
                                          make distributions of interest to the
                                          related classes of certificates and to
                                          maintain or restore any related level
                                          of overcollateralization will be
                                          reduced.

                                          In a transaction that does not employ
                                          overcollateralization as a credit
                                          enhancement feature, if the aggregate
                                          amount of interest shortfalls on the
                                          related mortgage loans resulting from
                                          prepayments exceeds the amount of the
                                          reduction in the master servicing fee,
                                          the amount of interest available to
                                          make distributions of interest to the
                                          related classes of certificates will
                                          be reduced and the interest
                                          entitlement for each class of
                                          certificates will be reduced
                                          proportionately.

                                          In addition, your certificates may be
                                          subject to certain shortfalls in
                                          interest collections (or reductions in
                                          excess interest, if the series employs
                                          overcollateralization as a credit
                                          enhancement feature) arising from the
                                          application of the Servicemembers
                                          Civil Relief Act and similar state and
                                          local laws (referred to as the Relief
                                          Act). The Relief Act provides relief
                                          to borrowers who enter active military
                                          service and to borrowers in reserve
                                          status who are called to active duty
                                          after the origination of their
                                          mortgage loan. The Relief Act provides
                                          generally that these borrowers may not
                                          be charged interest on a mortgage loan
                                          in excess of 6% per annum during the
                                          period of the borrower's active duty.
                                          These shortfalls are not required to
                                          be paid by the borrower at any future
                                          time, will not be offset by a
                                          reduction to the master servicing fee,
                                          and will reduce accrued interest on
                                          each related class of certificates on
                                          a pro rata basis. In addition, the
                                          Relief Act imposes certain limitations
                                          that would impair the master
                                          servicer's ability to foreclose on an
                                          affected mortgage loan during the
                                          borrower's period of active service
                                          and, under some circumstances, during
                                          an additional period thereafter.

                                          In addition, pursuant to the laws of
                                          various states, under certain
                                          circumstances, payments on mortgage
                                          loans by residents in such states who
                                          are called into active duty with the
                                          National Guard or the reserves will be
                                          deferred. These state laws may also
                                          limit the ability of the servicer to
                                          foreclose on the related mortgaged
                                          property. This could result in delays
                                          or reductions in payment and increased
                                          losses on the mortgage loans which
                                          would be borne by the
                                          certificateholders.

                                          See "Risk Factors - Impact of World
                                          Events" in the prospectus.

Certain Mortgage Loans Do Not Yet Have    If so specified in the prospectus
A Payment Due                             supplement relating to the applicable
                                          series of certificates, some of the
                                          mortgage loans may have an initial
                                          payment date after the due date in the
                                          month of the first distribution date.
                                          Countrywide Home Loans will deposit an
                                          amount equal to one month's interest
                                          on these loans into the distribution
                                          account prior to the first
                                          distribution date. As a result, there
                                          will be no principal paid with respect
                                          to these loans on the first
                                          distribution date. In addition, if
                                          Countrywide Home Loans were unable or
                                          unwilling to deposit such amount,
                                          there would not be enough interest
                                          collections to distribute the
                                          required amount of interest on the
                                          certificates.

A Withdrawal or Downgrade in the          If one or more classes of certificates
Ratings Assigned to any Credit            of a series will benefit from a form
Enhancer May Affect the Value of the      of credit enhancement provided by a
Related Classes of Certificates           third party, such as a limited
                                          financial guaranty policy or a
                                          derivative instrument, the ratings on
                                          those classes may depend primarily on
                                          an assessment by the rating agencies
                                          of the mortgage loans and on the
                                          financial strength of the credit
                                          enhancement provider. Any reduction in
                                          the ratings assigned to the financial
                                          strength of the credit enhancement
                                          provider will likely result in a
                                          reduction in the ratings of the
                                          classes of certificates that benefit
                                          from the credit enhancement. A
                                          reduction in the ratings assigned to
                                          those certificates probably would
                                          reduce the market value of the
                                          certificates and may affect your
                                          ability to sell them.

                                          The rating by each of the rating
                                          agencies of the certificates of any
                                          series is not a recommendation to
                                          purchase, hold, or sell the
                                          certificates since that rating does
                                          not address the market price or
                                          suitability for a particular investor.
                                          The rating agencies may reduce or
                                          withdraw the ratings on the
                                          certificates at any time they deem
                                          appropriate. In general, the ratings
                                          address credit risk and do not address
                                          the likelihood of prepayments.

The Right of a Class of Certificates      One or more classes of certificates of
to Receive Certain Interest               a series may bear interest at a
Distributions May Depend on the           pass-through rate that is subject to a
Creditworthiness of a Third Party         cap, but nevertheless those classes
                                          may be entitled to receive interest
                                          distributions in excess of that cap
                                          from excess cashflow (if provided for
                                          in the related prospectus supplement
                                          and if available) or from certain
                                          sources other than the mortgage loans,
                                          such as a derivative instrument or a
                                          reserve fund established to cover
                                          those distributions. In the event that
                                          a series of certificates will provide
                                          for excess cashflow to cover those
                                          interest distributions in excess of
                                          the cap, investors in that class of
                                          certificates should consider that
                                          excess cashflow may not be available
                                          to fund those distributions. In the
                                          event that a series of certificates
                                          does not provide for excess cashflow,
                                          investors in the applicable classes of
                                          certificates will have to look
                                          exclusively to the sources of payment
                                          other than the mortgage loans and will
                                          have to consider that those other
                                          sources may be limited, may be
                                          provided by and depend solely on third
                                          parties and may therefore be subject
                                          to counterparty risk. In the event
                                          that those sources include third party
                                          providers, investors in the affected
                                          classes of certificates should
                                          consider that the ratings assigned to
                                          the applicable third party provider
                                          may be lower than the ratings of the
                                          affected classes of certificates.
                                          Unless otherwise specified in the
                                          related prospectus supplement, the
                                          ratings assigned to any class of
                                          certificates that may receive interest
                                          distributions in excess of the
                                          applicable cap will not address the
                                          likelihood of receipt of any such
                                          interest distributions.

Your Yield Will Be Affected By How        The timing of principal payments on
Distributions Are Allocated To The        any class of certificates will be
Certificates                              affected by a number of factors,
                                          including:

                                          o    the extent of prepayments on the
                                               related mortgage loans,

                                          o    the extent of deferred interest
                                               on any negative amortization
                                               loans,

                                          o    how payments of principal are
                                               allocated among the classes of
                                               certificates in the applicable
                                               series,

                                          o    whether the master servicer,
                                               depositor or Third Party Insurer,
                                               as applicable, exercises its
                                               right to purchase the remaining
                                               assets of the issuing entity,

                                          o    the rate and timing of payment
                                               defaults and losses on the
                                               related mortgage loans,

                                          o    repurchases of related mortgage
                                               loans as a result of material
                                               breaches of representations and
                                               warranties, and

                                          o    with respect to the senior
                                               certificates, if there is
                                               prefunding in the related series
                                               and if funds are required to be
                                               deposited in the pre-funding
                                               account on the closing date, by
                                               the availability of subsequent
                                               mortgage loans.

                                          Since distributions on the
                                          certificates are dependent upon the
                                          payments on the applicable mortgage
                                          loans, we cannot guarantee the amount
                                          of any particular payment or the
                                          amount of time that will elapse before
                                          the proceeds of the assets of the
                                          issuing entity are distributed on the
                                          certificates.

                                          See "Description of the Certificates
                                          -- Principal," and " -- Optional
                                          Termination" in the prospectus
                                          supplement relating to the applicable
                                          series of certificates for a
                                          description of the manner in which
                                          principal will be paid to the
                                          certificates. See "The Mortgage Pool
                                          -- Assignment of the Mortgage Loans"
                                          in the prospectus supplement relating
                                          to the applicable series of
                                          certificates for more information
                                          regarding the repurchase or
                                          substitution of mortgage loans.

The Certificates May Not Be               The certificates may not be an
Appropriate For Some Investors            appropriate investment for investors
                                          who do not have sufficient resources
                                          or expertise to evaluate the
                                          particular characteristics of each
                                          applicable class of certificates. This
                                          may be the case because, among other
                                          things:

                                          o    the yield to maturity of
                                               certificates purchased at a price
                                               other than par will be sensitive
                                               to the uncertain rate and timing
                                               of principal prepayments on the
                                               related mortgage loans and the
                                               creation of deferred interest on
                                               any negative amortization
                                               mortgage loans;

                                          o    the rate of principal
                                               distributions on, and the
                                               weighted average lives of, the
                                               certificates will be sensitive to
                                               the uncertain rate and timing of
                                               principal prepayments on the
                                               related mortgage loans and the
                                               priority of principal
                                               distributions among the classes
                                               of certificates in the related
                                               series. Accordingly, the
                                               certificates may be an
                                               inappropriate investment if you
                                               require a distribution of a
                                               particular amount of principal on
                                               a specific date or an otherwise
                                               predictable stream of
                                               distributions; and

                                          o    a secondary market for the
                                               certificates may not develop or
                                               provide certificateholders with
                                               liquidity of investment.

Balloon Mortgage Loans                    If so specified in the prospectus
                                          supplement relating to a series of
                                          certificates, the mortgage loans held
                                          by an issuing entity may include
                                          balloon loans, which are mortgage
                                          loans that do not provide for
                                          scheduled payments of principal that
                                          are sufficient to amortize the
                                          principal balance of the loan prior to
                                          maturity and which therefore will
                                          require the payment by the related
                                          borrower of a "balloon payment" of
                                          principal at maturity. Balloon loans
                                          involve a greater degree of risk
                                          because the ability of a borrower to
                                          make a balloon payment typically will
                                          depend upon the borrower's ability
                                          either to timely refinance the
                                          mortgage loan or timely to sell the
                                          related mortgaged property.

Seasoned Mortgage Loans                   If so specified in the prospectus
                                          supplement relating to the applicable
                                          series of certificates, the loan ages
                                          of some of the mortgage loans held by
                                          an issuing entity may be older than
                                          those of the other mortgage loans in
                                          that issuing entity or these mortgage
                                          loans may have been previously
                                          included in securitizations of the
                                          depositor and acquired upon exercise
                                          of an optional termination right.
                                          Generally, seasoned mortgage loans are
                                          believed to be less likely to prepay
                                          due to refinancing and are more likely
                                          to default than newly originated
                                          mortgage loans. In any case, the
                                          prepayment and default experience on
                                          well seasoned mortgage loans will
                                          likely differ from that on other
                                          mortgage loans.

Geographic Concentration Of Mortgaged     Issuing entities established by the
Properties Increases The Risk That        depositor have historically had a
Certificate Yields Could Be Impaired      significant portion of their mortgage
                                          loans secured by mortgaged properties
                                          that are located in California, and
                                          unless otherwise specified in the
                                          prospectus supplement relating to the
                                          applicable series of certificates, a
                                          significant portion of the mortgage
                                          loans will be secured by mortgaged
                                          properties that are located in
                                          California. Property in California may
                                          be more susceptible than homes located
                                          in other parts of the country to
                                          certain types of uninsurable hazards,
                                          such as earthquakes, floods, mudslides
                                          and other natural disasters. In
                                          addition,

                                          o    economic conditions in states
                                               with significant concentrations
                                               (which may or may not affect real
                                               property values) may affect the
                                               ability of borrowers to repay
                                               their loans;

                                          o    declines in the residential real
                                               estate markets in states with
                                               significant concentrations may
                                               reduce the values of properties
                                               located in those states, which
                                               would result in an increase in
                                               the loan-to-value ratios; and

                                          o    any increase in the market value
                                               of properties located in states
                                               with significant concentrations
                                               would reduce the loan-to-value
                                               ratios and could, therefore, make
                                               alternative sources of financing
                                               available to the borrowers at
                                               lower interest rates, which could
                                               result in an increased rate of
                                               prepayment of the mortgage loans.

Hurricane Katrina May Pose Special        At the end of August 2005, Hurricane
Risks                                     Katrina caused
                                          catastrophic damage to areas in the
                                          Gulf Coast region of the United
                                          States.

                                          If Countrywide Home Loans is a seller,
                                          Countrywide Home Loans will represent
                                          and warrant as of the closing date
                                          that each mortgaged property
                                          (including each mortgaged property
                                          located in the areas affected by
                                          Hurricane Katrina) is free of material
                                          damage and in good repair. In the
                                          event of a breach of that
                                          representation and warranty,
                                          Countrywide Home Loans will be
                                          obligated to repurchase or substitute
                                          for the related mortgage loan. Any
                                          such repurchase would have the effect
                                          of increasing the rate of principal
                                          payment on the certificates. Any
                                          damage to a mortgaged property that
                                          secures a mortgage loan occurring
                                          after the closing date as a result of
                                          any other casualty event will not
                                          cause a breach of this representation
                                          and warranty.

                                          The full economic impact of Hurricane
                                          Katrina is uncertain but may affect
                                          the ability of borrowers to make
                                          payments on their mortgage loans.
                                          Initial economic effects appear to
                                          include:

                                          o    localized areas of nearly
                                               complete destruction of the
                                               economic infrastructure and
                                               cessation of economic activity,

                                          o    regional interruptions in travel
                                               and transportation, tourism and
                                               economic activity generally, and

                                          o    nationwide decreases in petroleum
                                               availability with a corresponding
                                               increase in price.

                                          We have no way to determine whether
                                          other effects will arise, how long any
                                          of these effects may last, or how
                                          these effects may impact the
                                          performance of the mortgage loans. Any
                                          impact of these events on the
                                          performance of the mortgage loans may
                                          increase the amount of losses borne by
                                          the holders of the related
                                          certificates or impact the weighted
                                          average lives of the related
                                          certificates.

You May Have Difficulty Reselling The     No market for any of the certificates
Certificates                              will exist before they are issued. Any
                                          underwriters with respect to one or
                                          more classes of certificates may
                                          intend to make a secondary market in
                                          certain classes of the certificates,
                                          but if it does it will have no
                                          obligation to do so. We cannot assure
                                          you that a secondary market will
                                          develop or, if it develops, that it
                                          will continue. Consequently, you may
                                          not be able to sell your certificates
                                          readily or at prices that will enable
                                          you to realize your desired yield. The
                                          market values of the certificates are
                                          likely to fluctuate; these
                                          fluctuations may be significant and
                                          could result in significant losses to
                                          you.

                                          The secondary markets for mortgage
                                          backed securities have experienced
                                          periods of illiquidity and can be
                                          expected to do so in the future.
                                          Illiquidity can have a severely
                                          adverse effect on the prices of
                                          securities that are especially
                                          sensitive to prepayment, credit, or
                                          interest rate risk, or that have been
                                          structured to meet
                                          the investment requirements of limited
                                          categories of investors.

Inability To Replace Master Servicer      The structure of the servicing fee
Could Affect Collections and              might affect the ability to find a
Recoveries On The Mortgage Loans          replacement master servicer. Although
                                          the trustee is required to replace the
                                          master servicer if the master servicer
                                          is terminated or resigns, if the
                                          trustee is unwilling (including for
                                          example because the servicing fee is
                                          insufficient) or unable (including for
                                          example, because the trustee does not
                                          have the systems to service mortgage
                                          loans), it may be necessary to appoint
                                          a replacement master servicer. Because
                                          the servicing fee is structured as a
                                          percentage of the stated principal
                                          balance of each mortgage loan, it may
                                          be difficult to replace the servicer
                                          at a time when the balance of the
                                          mortgage loans has been significantly
                                          reduced because the fee may be
                                          insufficient to cover the costs
                                          associated with servicing the mortgage
                                          loans and related REO properties
                                          remaining in the pool. The performance
                                          of the mortgage loans may be
                                          negatively impacted, beyond the
                                          expected transition period during a
                                          servicing transfer, if a replacement
                                          master servicer is not retained within
                                          a reasonable amount of time.

Rights Of Third Party Insurers            If there is a Third Party Insurer with
                                          respect to a particular series of
                                          certificates, unless the Third Party
                                          Insurer fails to make a required
                                          payment under the related policy and
                                          the failure is continuing or the Third
                                          Party Insurer is the subject of a
                                          bankruptcy proceeding (each such
                                          event, a "Third Party Insurer
                                          Default"), the Third Party Insurer may
                                          be entitled to exercise, among others,
                                          the following rights without the
                                          consent of holders of the related
                                          certificates, and the holders of the
                                          related certificates may exercise
                                          those rights only with the prior
                                          written consent of the Third Party
                                          Insurer:

                                          o    the right to provide notices of
                                               master servicer defaults and the
                                               right to direct the trustee to
                                               terminate the rights and
                                               obligations of the master
                                               servicer under the pooling and
                                               servicing agreement upon a
                                               default by the master servicer,

                                          o    the right to remove the trustee
                                               or any custodian pursuant to the
                                               pooling and servicing agreement,
                                               and

                                          o    the right to direct the trustee
                                               to make investigations and take
                                               actions pursuant to the pooling
                                               and servicing agreement.

                                          In addition, unless a Third Party
                                          Insurer Default exists, that Third
                                          Party Insurer's consent may be
                                          required before, among other things,

                                          o    any removal of the master
                                               servicer, any successor servicer
                                               or the trustee, any appointment
                                               of any co-trustee,

                                          o    any otherwise permissible waivers
                                               of prepayment charges or
                                               extensions of due dates for
                                               payment granted by the master
                                               servicer with respect to more
                                               than 5% of the mortgage loans, or

                                          o    any amendment to the pooling and
                                               servicing agreement.

                                          Investors in the certificates other
                                          than those specified in the
                                          related prospectus supplement should
                                          note that:

                                          o    any insurance policy issued by
                                               the Third Party Insurer will not
                                               cover, and will not benefit in
                                               any manner whatsoever, their
                                               certificates,

                                          o    the rights granted to the Third
                                               Party Insurer may be extensive,

                                          o    the interests of the Third Party
                                               Insurer may be inconsistent with,
                                               and adverse to, the interests of
                                               the holders of the certificates,
                                               and the Third Party Insurer has
                                               no obligation or duty to consider
                                               the interests of the certificates
                                               in connection with the exercise
                                               or nonexercise of the Third Party
                                               Insurer's rights, and

                                          o    the Third Party Insurer's
                                               exercise of its rights and
                                               consents may negatively affect
                                               the certificates other than those
                                               specified in the related
                                               prospectus supplement and the
                                               existence of the Third Party
                                               Insurer's rights, whether or not
                                               exercised, may adversely affect
                                               the liquidity of the
                                               certificates, relative to other
                                               asset-backed certificates backed
                                               by comparable mortgage loans and
                                               with comparable payment
                                               priorities and ratings.

Some statements contained in or incorporated by reference in this free writing prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                               The Mortgage Pool

General

     The depositor, CWALT, Inc. (the "Depositor"), will purchase the mortgage loans in the mortgage pool (which are together referred to in this free writing prospectus supplement as the "Mortgage Loans") from Countrywide Home Loans, Inc. and/or one or more other sellers who may or may not be affiliated with Countrywide Financial Corporation (each of which is referred to in this free writing prospectus supplement as a seller and together they are referred to as the sellers), pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") among the sellers, Countrywide Home Loans Servicing LP, as master servicer (the "Master Servicer"), the Depositor and The Bank of New York, as trustee (the "Trustee"), and will cause the Mortgage Loans to be assigned to the Trustee for the benefit of the holders of the certificates.

     Under the Pooling and Servicing Agreement, Countrywide Home Loans and/or one or more sellers will make certain representations, warranties and covenants to the Depositor relating to, among other things, the due execution and enforceability of the Pooling and Servicing Agreement and certain characteristics of the Mortgage Loans. In addition, each of the sellers will represent and warrant that, prior to the sale of the related Mortgage Loans to the Depositor, the applicable seller had good title to the Mortgage Loans sold by it. Subject to the limitations described in the next sentence and under "-- Assignment of the Mortgage Loans," Countrywide Home Loans and/or the related seller will be obligated to repurchase or substitute a similar mortgage loan for any

Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the Mortgage Loans that materially and adversely affects the interests of the certificateholders in that Mortgage Loan. If Countrywide Home Loans is a seller, Countrywide Home Loans will represent and warrant to the Depositor in the Pooling and Servicing Agreement that the Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in Countrywide Home Loans' portfolio as to which the representations and warranties set forth in the Pooling and Servicing Agreement can be made and that the selection was not made in a manner intended to affect the interests of the certificateholders adversely. See "Mortgage Loan Program -- Representations by Sellers; Repurchases" in the accompanying prospectus. Under the Pooling and Servicing Agreement, the Depositor will assign all of its right, title and interest in the representations, warranties and covenants (including the sellers' repurchase or substitution obligations) to the Trustee for the benefit of the certificateholders. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or that are otherwise defective. The sellers are selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in their respective capacities as sellers other than the repurchase or substitution obligation described above. The obligations of the Master Servicer with respect to the certificates are limited to the Master Servicer's contractual servicing obligations under the Pooling and Servicing Agreement.

Assignment of the Mortgage Loans

         Pursuant to the Pooling and Servicing Agreement, on the closing date,
the Depositor wil   l sell, transfer, assign, set over and otherwise convey
without recourse to the Trustee in trust for the benefit of the certificateholders all right, title and interest of the Depositor in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the applicable Alternative Loan Trust, including all principal and interest received on or with respect to the Mortgage Loans, but not any principal and interest due on or before the later of the day of the month in which the certificates are issued an the date of origination for that Mortgage Loan (such date, the "Cut-off Date").

     In connection with the transfer and assignment of a Mortgage Loan, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, the mortgage file, which contains among other things, the original mortgage note (and any modification or amendment to it) endorsed in blank without recourse, except that the Depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost, the original instrument creating a first lien on the related mortgaged property with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage (except for any documents not returned from the public recording office, which will be delivered to the Trustee as soon as the same is available to the Depositor). With respect to up to 50% of the Mortgage Loans, the Depositor may deliver all or a portion of each related mortgage file to the Trustee not later than thirty days after the closing date. Assignments of the mortgage loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as California where in the opinion of counsel recording is not required to protect the Trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or any seller.

     The Trustee will review each mortgage file relating to the Mortgage Loans within 90 days of the closing date (or promptly after the Trustee's receipt of any document permitted to be delivered after the closing date) and if any document in a mortgage file is found to be missing or defective in a material respect and Countrywide Home Loans and/or the related seller does not cure the defect within 90 days of notice of the defect from the Trustee (or within such longer period not to exceed 720 days after the closing date as provided in the Pooling and Servicing Agreement in the case of missing documents not returned from the public recording office), Countrywide Home Loans and/or the related seller will be obligated to repurchase the related mortgage loan from the issuing entity. Rather than repurchase the mortgage loan as provided above, Countrywide Home Loans and/or the related seller may remove the mortgage loan (referred to as a "deleted mortgage loan") from the issuing entity and substitute in its place another mortgage loan (referred to as a "replacement mortgage loan"); however, such a substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the Trustee to the effect that such a substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code. Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement,

     o have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the related seller in the Certificate Account and held for distribution to the certificateholders on the related distribution date (referred to as a "Substitution Adjustment Amount")),

     o if the deleted mortgage loan is an adjustable rate mortgage loan, have a maximum mortgage rate no lower than, and not more than 1% per annum higher than the maximum mortgage rate of the deleted mortgage loan,

     o if the deleted mortgage loan is an adjustable rate mortgage loan, have a minimum mortgage rate no lower than, and not more than 1% per annum higher than the minimum mortgage rate of the deleted mortgage loan,

     o if the deleted mortgage loan is an adjustable rate mortgage loan, have the same mortgage index and intervals between interest rate adjustment dates as the deleted mortgage loan, an initial periodic rate cap and a subsequent periodic rate cap each not more than 1% per annum lower than that of the deleted mortgage loan, and a gross margin not more than 1% per annum higher or lower than that of the deleted mortgage loan,

     o if the deleted loan is a negative amortization loan, have the same reset period, payment cap and payment reset provisions as the deleted mortgage loan,

     o have a current mortgage rate not lower than, and not more than 1% per annum higher than that of the deleted mortgage loan,

     o have a loan-to-value ratio not higher than that of the deleted mortgage loan,

     o have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted mortgage loan, and

     o comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for omission of, or a material defect in, a mortgage loan document.

      Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the Trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of that mortgage, above, the Depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the mortgage loans held by the issuing entity that are not already held through the MERS(R) System may, at the discretion of the Master Servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the Master Servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the Trustee, and does not have any interest in the mortgage loan.

                        Servicing of the Mortgage Loans

General

      Countrywide Home Loans Servicing LP ("Countrywide Servicing" or the "Master Servicer") will act as Master Servicer and will service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The Master Servicer will agree to service and administer the Mortgage Loans in accordance with customary and usual standards of practice of prudent mortgage loan lenders. The Master Servicer will also agree to represent and protect the interest of the Trustee in the Mortgage Loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan. The Master Servicer is permitted to make a modification, waiver or amendment of a Mortgage Loan so long as the modification, waiver or amendment would comply with the general servicing standard described above, not cause any REMIC to fail to qualify as a REMIC, not result in the imposition of certain taxes and not extend the due date for a payment due on the related mortgage note for a period greater than 180 days. A modification, waiver or amendment may initially result in a reduction in the payments made under a Mortgage Loan, but it is expected that a modification, waiver or amendment will increase the payments made under the Mortgage Loan over the life of the Mortgage Loan.

      The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers. Notwithstanding any subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

The Master Servicer

      The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

      Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Fannie Mae and Freddie Mac, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

      In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

      Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in those states where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and Countrywide Home Loans (when required by the owner of the mortgage loans).

Countrywide Home Loans

      Countrywide Home Loans, Inc., a New York corporation ("Countrywide Home Loans"), is the sponsor for the transaction and also a seller. Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("Countrywide Financial"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

      Countrywide Home Loans has historically sold substantially all the mortgage loans that it has originated and purchased, generally through securitizations. Countrywide Home Loans does not always sell mortgage loans immediately after origination or acquisition, but may decide to sell certain mortgage loans in later periods as part of its overall management of interest rate risk. Countrywide Home Loans has been involved in the securitization of mortgage loans since 1969 when it was approved as a Federal National Mortgage Association seller/servicer. Countrywide Home Loans reviews the structure of its securitizations and discusses the structure with the related underwriters.

      Except as otherwise indicated, references in the remainder of this free writing prospectus supplement to "Countrywide Home Loans" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.

      Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and March 31, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,152.651 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production

      The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans' residential mortgage loan production for the periods indicated.

                                                                   Consolidated Mortgage Loan Production
                                      --------------------------------------------------------------------------------------------
                                       Ten Months                                                                        Three
                                         Ended                                 Years Ended                              Months
                                        December                               December 31,                              Ended
                                           31,      ----------------------------------------------------------------    March 31,
                                          2001            2002            2003            2004            2005            2006
                                      ------------    ------------    ------------    ------------    ------------    ------------
                                                       (Dollars in millions, except average loan amount)
Conventional Conforming Loans
  Number of Loans .................        504,975         999,448       1,517,743         846,395         809,630         164,665
  Volume of Loans .................   $     76,432    $    150,110    $    235,868    $    138,845    $    167,675    $     32,068
     Percent of Total Dollar Volume           61.7%           59.6%           54.2%           38.2%           34.1%           31.0%
Conventional Non-conforming Loans
  Number of Loans .................        137,593         277,626         554,571         509,711         826,178         155,746
  Volume of Loans .................   $     22,209    $     61,627    $    136,664    $    140,580    $    225,217    $     48,204
     Percent of Total Dollar Volume           17.9%           24.5%           31.4%           38.7%           45.9%           46.6%
FHA/VA Loans
  Number of Loans .................        118,734         157,626         196,063         105,562          80,528          20,487
  Volume of Loans .................   $     14,109    $     19,093    $     24,402    $     13,247    $     10,712    $      2,878
     Percent of Total Dollar Volume           11.4%            7.6%            5.6%            3.6%            2.2%            2.8%
Prime Home Equity Loans
  Number of Loans .................        164,503         316,049         453,817         587,046         683,887         165,076
  Volume of Loans .................   $      5,639    $     11,650    $     18,103    $     30,893    $     42,706    $     11,063
     Percent of Total Dollar Volume            4.5%            4.6%            4.2%            8.5%            8.7%           10.7%
Nonprime Mortgage Loans
  Number of Loans .................         43,359          63,195         124,205         250,030         278,112          59,226
  Volume of Loans .................   $      5,580    $      9,421    $     19,827    $     39,441    $     44,637    $      9,205
     Percent of Total Dollar Volume            4.5%            3.7%            4.6%           11.0%            9.1%            8.9%
Total Loans
  Number of Loans .................        969,164       1,813,944       2,846,399       2,298,744       2,678,335         565,200
  Volume of Loans .................   $    123,969    $    251,901    $    434,864    $    363,006    $    490,947    $    103,418
  Average Loan Amount .............   $    128,000    $    139,000    $    153,000    $    158,000    $    183,000    $    183,000
  Non-Purchase Transactions(1) ....             63%             66%             72%             51%             53%             55%
  Adjustable-Rate Loans(1) ........             12%             14%             21%             52%             52%             50%
----------

(1) Percentage of total mortgage loan production (excluding commercial real estate) based on dollar volume.

Loan Servicing

      Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

o     collecting, aggregating and remitting mortgage loan payments;

o     accounting for principal and interest;

o     holding escrow (impound) funds for payment of taxes and insurance;

o     making inspections as required of the mortgaged properties;

o preparation of tax related information in connection with the mortgage loans;

o     supervision of delinquent mortgage loans;

o     loss mitigation efforts;

o foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

o generally administering the mortgage loans, for which it receives servicing fees.

      Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

      When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing's servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

      Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state-specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

      If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

      Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing's business judgment, changes in the servicing portfolio and applicable laws and regulations.

Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans

      When a borrower prepays a Mortgage Loan on a date other than the date on which payments are due (each such date, a "Due Date"), the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter and that prepayment could result in a shortfall in the amount of interest to be distributed to certificateholders. Pursuant to the Pooling and Servicing Agreement, the Master Servicing Fee for any month will be reduced, by an amount sufficient to pass through to certificateholders the full amount of interest to which they would be entitled for each prepaid Mortgage Loan on the related distribution date. However, as specified in the related prospectus supplement, the Master Servicing Fee on a distribution date will not be reduced by more than the portion of the Master Servicing Fee for that distribution date specified in that prospectus supplement (such reduction, "Compensating Interest"). If shortfalls in interest as a result of prepayments in any Prepayment Period exceed the amounts payable by the Master Servicer as Compensating Interest on the related distribution date, the amount of interest available to make distributions of interest to the certificates and to maintain or restore overcollateralization will be reduced. See "Description of the Certificates -- Interest" in the prospectus supplement relating to the applicable series of certificates.

Advances

      Subject to the following limitations, the master servicer will be required to advance before each distribution date, from its own funds or funds in the Certificate Account that do not constitute available funds for distribution on that distribution date, an amount equal to:

o the aggregate of payments of principal and interest on the mortgage loans (net of the master servicing fee) which were due on the related Due Date and which were delinquent on the related determination date specified in the prospectus supplement; and

o an amount equivalent to interest (net of the master servicing fee rate) on each mortgage loan as to which the related mortgaged property has been acquired by the issuing entity through foreclosure or deed-in-lieu of foreclosure (net of any net income on the property).

      Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The master servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each mortgage loan to the extent that the advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan. If the master servicer determines on a determination date to make an advance, the advance will be included with the distribution to certificateholders on the related distribution date. Any failure by the master servicer to make a deposit in the Certificate Account as required under the pooling and servicing agreement, including any failure to make an advance, will constitute an event of default under the pooling and servicing agreement if the failure remains unremedied for five days after written notice of the event of default. If the master servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor master servicer will be obligated to make any advance, in accordance with the terms of the pooling and servicing agreement.

      An advance will be reimbursed from the payments on the mortgage loan with respect to which the advance was made. However, if an advance is determined to be nonrecoverable and the master servicer delivers an officer's certificate to the trustee indicating that the advance is nonrecoverable, the master servicer will be entitled to withdraw from the Certificate Account an amount equal to the nonrecoverable advance. Reimbursement for advances and nonrecoverable advances will be made prior to distributions on the certificates.

Certain Modifications and Refinancings

      Countrywide Home Loans, without prior approval from the Rating Agencies, will be permitted under the pooling and servicing agreement to solicit borrowers for reductions to the mortgage rates of their respective mortgage loans. If a borrower requests such a reduction, the master servicer will be permitted to agree to the rate reduction provided that Countrywide Home Loans purchases the mortgage loan from the issuing entity immediately following the modification. Any purchase of a mortgage loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that mortgage loan, plus accrued and unpaid interest on the mortgage loan up to the next Due Date at the applicable net mortgage rate, net of any unreimbursed advances of principal and interest on the mortgage loan made by the master servicer. The master servicer will deposit the purchase price in the Certificate Account within one business day of the purchase of that mortgage loan. Purchases of mortgage loans may occur when prevailing interest rates are below the interest rates on the mortgage loans and mortgagors request modifications as an alternative to refinancings. The master servicer will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

              Description of the Pooling and Servicing Agreement

      The following is a description of certain provisions of the Pooling and Servicing Agreement that are not described elsewhere in this free writing prospectus.

Events of Default; Remedies

      In addition to the events of default described in the prospectus, an event of default will consist of the failure by the master servicer to reimburse, in full, the trustee not later than 6:00 p.m., New York City time, on the business day following the related distribution date for any advance made by the trustee together with accrued and unpaid interest. If the master servicer fails to make the required reimbursement, so long as the event of default has not been remedied, the trustee, but not certificateholders, may terminate the master servicer, and the trustee may do so without the consent of the certificateholders. Additionally, if the master servicer fails to provide certain information or perform certain duties related to the depositor's reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the issuing entity, the depositor, may, without the consent of any of the certificateholders terminate the master servicer.

Certain Matters Regarding the Master Servicer, the Depositor and the Sellers

      The prospectus describes the indemnification to which the master servicer and the depositor (and their respective directors, officers, employees and agents) are entitled and also describes the limitations on any liability of the master servicer and the depositor (and their respective directors, officers, employees and agents) to the issuing entity. See "The Agreements -- Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus. The pooling and servicing agreement provides that these same provisions regarding indemnification and exculpation apply to each seller.

The Trustee

      The Bank of New York will be the trustee under the pooling and servicing agreement. The Bank of New York has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of residential mortgages. The depositor, Countrywide Home Loans and any unaffiliated seller may maintain other banking relationships in the ordinary course of business with the trustee. The offered certificates may be surrendered at the corporate trust office of the trustee located at 101 Barclay Street, 8W, New York, New York 10286, Attention:
Corporate Trust Administration or another address that the trustee may designate from time to time.

      The trustee will be liable for its own negligent action, its own negligent failure to act or its own willful misconduct. However, the trustee will not be liable, individually or as trustee,

      o for an error of judgment made in good faith by a responsible officer of the trustee, unless the trustee was negligent in ascertaining the pertinent facts,

      o with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders of certificates evidencing not less than 25% of the Voting Rights of the certificates relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee under the pooling and servicing agreement,

      o for any action taken, suffered or omitted by it under the pooling and servicing agreement in good faith and in accordance with an opinion of counsel or believed by the trustee to be authorized or within the discretion or rights or powers that it has under the pooling and servicing agreement, or

      o for any loss on any investment of funds pursuant to the pooling and servicing agreement (other than as issuer of the investment security).

      The trustee is also entitled to rely without further investigation upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

      The trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under the laws of the United States of America to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by a federal or state authority and with a credit rating that would not cause any of the rating agencies identified as rating the certificates in the prospectus supplement to reduce or withdraw their respective then-current ratings of any class of certificates (or having provided security from time to time as is sufficient to avoid the reduction). If the trustee no longer meets the foregoing requirements, the trustee has agreed to resign immediately.

      The trustee may at any time resign by giving written notice of resignation to the depositor, the master servicer, each rating agency identified as rating the certificates in the prospectus supplement and the certificateholders, not less than 60 days before the specified resignation date. The resignation shall not be effective until a successor trustee has been appointed. If a successor trustee has not been appointed within 30 days after the trustee gives notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      The depositor or the master servicer may remove the trustee and appoint a successor trustee if:

      o the trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the trustee by the depositor,

      o the trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

      o a tax is imposed with respect to the issuing entity by any state in which the trustee or the issuing entity is located and the imposition of the tax would be avoided by the appointment of a different trustee.

      If the trustee fails to provide certain information or perform certain duties related to the depositor's reporting obligations under the Exchange Act with respect to the issuing entity, the depositor may terminate the trustee without the consent of any of the certificateholders. In addition, the holders of certificates evidencing at least 51% of the Voting Rights of the certificates may at any time remove the trustee and appoint a successor trustee. Notice of any removal of the trustee shall be given by the successor trustee to each rating agency identified as rating the certificates in the prospectus supplement.

      Any resignation or removal of the trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee.

      A successor trustee will not be appointed unless the successor trustee meets the eligibility requirements described above and its appointment does not adversely affect the then-current ratings of the certificates.

                               Static Pool Data

      Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=01200606.

      We cannot assure you that the prepayment, loss or delinquency experience of the mortgage loans sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by the Countrywide Home Loans. In this regard, you should note how the characteristics of the mortgage loans in those securitized pools differ from the characteristics of the issuing entity's mortgage loans. Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the issuing entity's mortgage loans will perform in the same way that any of those pools has performed.

                 Yield, Prepayment and Maturity Considerations

General

      The effective yield to the holders of each class of certificates with an accrual period that does not end on the day immediately preceding each distribution date will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to the holders and the purchase price of the certificates because of that delay between interest accrual and monthly distribution. No additional distribution of interest or earnings on them will be made in the case of any class of certificates with such a delay.

Prepayment Considerations and Risks

      The rate of principal payments on any class of certificates, the aggregate amount of distributions on the that class and the yield to maturity of that class will be related to the rate and timing of payments of principal on the related Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the related seller or purchases by the Master Servicer. Unless otherwise specified in the related prospectus supplement, the Mortgage Loans may be prepaid by the borrowers at any time without a prepayment charge. Any Mortgage Loans that provide for prepayment charges may demonstrate a lower rate of principal prepayments than Mortgage Loans that do not provide for prepayment charges. One or more classes of certificates of a series may be entitled to receive all or a portion of the prepayment charges received on the Mortgage Loans, or alternatively the Master Servicer may be entitled to retain those amounts as additional master servicing compensation, but in any event, those amounts will not be available for distribution on the other classes of certificates. In addition, many of the Mortgage Loans may not provide for any payments of principal for an extended period following their origination. These interest only loans may involve a greater degree of risk because, if the related borrower defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans. During their interest only periods, these interest only loans may be less likely to prepay as the interest only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an interest only loan approaches the end of its interest only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the interest only loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment. The Mortgage Loans will be subject to the "due-on-sale" provisions included therein.

      Prepayments, liquidations and purchases of the Mortgage Loans in a loan group will result in distributions on the related certificates of principal amounts which would otherwise be distributed over the remaining terms of these Mortgage Loans. This includes any optional repurchase by the related seller of a defaulted Mortgage Loan and any optional purchase of the remaining Mortgage Loans held by an issuing entity, in each case as will be described, if necessary, in the related prospectus supplement. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of those Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of certificates of a series may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related Mortgage Loans. Further, an investor should consider the risk that, if purchasing principal only certificates and any other certificate at a discount, a slower than anticipated rate of principal payments (including prepayments) on the related mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any notional amount certificates and any other certificate purchased at a premium, a faster than anticipated rate of principal payments on the related certificates could result in an actual yield to the investor that is lower than the anticipated yield. Investors in notional amount certificates should carefully consider the risk that a rapid rate of principal payments on the related mortgage loans could result in the failure of the investors to recover their initial investments. In addition, certain classes of certificates may be structured to have specific principal payment windows and therefore may not receive distributions of principal for a certain period following the closing date.

      The rate of principal payments (including prepayments) on pools of Mortgage Loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Mortgage Loans included in the mortgage pool. In addition, Countrywide Home Loans' Streamlined Documentation Program may affect the rate of prepayments on any Mortgage Loans for which Countrywide Home Loans or an affiliate is the seller. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the Mortgage Loans, those Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. With respect to mortgage loans that are balloon loans, those balloon loans involve a greater degree of risk than fully amortizing mortgage loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of the borrower to do this will depend on such factors as mortgage rates at the time of the sale or refinancing, the borrower's equity in the property, the relative strengths of the local housing market, the financial condition of the borrower and tax laws. Furthermore, with respect to up to 50% of the Mortgage Loans, the Depositor may be permitted to deliver all or a portion of each related mortgage file to the Trustee after the closing date. In that event, should Countrywide Home Loans or any other seller fail to deliver all or a portion of any mortgage files to the Depositor or other designee of the Depositor or, at the Depositor's direction, to the Trustee, within that period, Countrywide Home Loans and/or the related seller will be required to use its best efforts to deliver a replacement Mortgage Loan for the related delayed delivery Mortgage Loan or repurchase the related delayed delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans.

      The Mortgage Loans may include fixed rate mortgage loans. In general with respect to fixed rate mortgage loans, if prevailing interest rates fall significantly below the interest rates on those mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on those mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, those mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on those mortgage loans. In the event that Mortgage Loans in any loan group with higher mortgage rates prepay at rates higher than other Mortgage Loans in any loan group, the applicable net rate cap, if any, may be lower than otherwise would be the case. As a result, the interest payable on the those classes of certificates affected by that net rate cap could be reduced. No assurance can be given as to the level of prepayment that any fixed rate mortgage loans will experience.

      The Mortgage Loans may include adjustable rate mortgage loans, some of which may be subject to initial fixed rate periods of varying lengths. Adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage borrowers to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Prepayments on adjustable rate mortgage loans that feature initial fixed rate periods may differ as they approach their respective first adjustment dates. No assurance can be given as to the level of prepayment that the adjustable rate mortgage loans will experience.

      The mortgage loans may include negative amortization loans, some of which may be subject to lower introductory interest rates. As a result of the lower introductory interest rates, in a rising interest rate environment it is likely that these mortgage loans will accrue deferred interest if the related borrowers only make their scheduled monthly payments. The negative amortization feature of the mortgage loans may affect the yields on the certificates. As a result of the negative amortization of the mortgage loans, the pass-through rates on the offered certificates may be limited by an available funds cap, to the extent described in the related prospectus supplement. During periods in which the outstanding principal balance of a negative amortization mortgage loan is increasing due to the addition of deferred interest thereto, the increasing principal balance of that mortgage loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such mortgage loan that is required to be liquidated. Furthermore, each negative amortization mortgage loan provides for the payment of any remaining unamortized principal balance of that mortgage loan (due to the addition of deferred interest, if any, to the principal balance of that mortgage loan) in a single payment at the maturity of the mortgage loan. Because the borrowers may be required to make a larger single payment upon maturity, it is possible that the default risk associated with negative amortization mortgage loans is greater than that associated with fully amortizing mortgage loans.

      Although the mortgage rates on adjustable rate mortgage loans (including negative amortization mortgage loans) are subject to adjustment, those mortgage rates will generally adjust less frequently than the pass-through rates on the adjustable rate certificates of a series and will adjust by reference to the applicable mortgage index. Changes in any index upon which the pass-through rates of adjustable rate certificates are based (a "certificate index") may not correlate with changes in the applicable mortgage index and also may not correlate with prevailing interest rates. It is possible that an increased level of the certificate index could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average lives of the related classes of adjustable rate certificates whose pass-through rates are based on that certificate index. The mortgage rate applicable to all or a portion of the adjustable rate mortgage loans and any adjustment date will be based on the mortgage index value most recently announced generally as of a date 45 days prior to that adjustment date. Thus, if the related mortgage index value with respect to an adjustable rate mortgage loan rises, the lag in time before the corresponding mortgage rate increases will, all other things being equal, slow the upward adjustment of any applicable net rate cap. In addition, certain of the adjustable rate mortgage loans may have mortgage rates that will not adjust for a substantial period of time after origination.

      The rate of prepayment may affect the pass-through rates on the certificates of a series. Prepayments of Mortgage Loans with mortgage rates in excess of any applicable net rate cap may reduce or limit the pass-through rate on the related classes of certificates. Mortgage loans with higher mortgage rates may prepay at faster rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates.

      The timing of changes in the rate of prepayments on the Mortgage Loans (and in particular, if the mortgage loans are negative amortization mortgage loans, the timing of changes in the rate of prepayments on the mortgage loans relative to the creation of deferred interest on the negative amortization mortgage loans) may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

                               Tax Consequences

      The tax consequences of the purchase, ownership or disposition of the certificates of any series under any federal, state, local or foreign tax law will be specified in the prospectus supplement for that series of certificates.

      All investors are encouraged to consult their tax advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the certificates.

                             ERISA Considerations

      Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to
Section 4975 of the Code (a "Plan"), that proposes to cause the Plan to acquire any of classes of certificates in a series (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

      Although it is generally expected that the underwriters of a series will have been granted an administrative exemption (the "Exemption") by the U.S. Department of Labor from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption, to the extent specified in the prospectus supplement relating to a series of certificates, an underwriter may not have such an Exemption or certain features of the certificates may preclude them from being covered by the Exemption.

      In addition, depending on the forms of credit enhancement employed with respect to a series of certificates, investors that are Plans might also be required to satisfy the requirements of an investor-based exemption in order to invest in those certificates.

      See "ERISA Considerations" in the accompanying prospectus.

                            Index of Defined Terms

certificate index.................S-33    Exchange Act......................S-29
Compensating Interest.............S-28    Exemption.........................S-34
Countrywide Financial.............S-25    Master Servicer.............S-22, S-24
Countrywide Home Loans............S-25    Mortgage Loans....................S-22
Countrywide Servicing.............S-24    negative amortization loans.......S-12
Cut-off Date......................S-23    overcollateralization.............S-15
Deferred interest.................S-12    Plan..............................S-34
deleted mortgage loan.............S-23    Pooling and Servicing Agreement...S-22
Depositor.........................S-22    replacement mortgage loan.........S-23
Due Date..........................S-28    Substitution Adjustment Amount....S-23
ERISA.............................S-34    Third Party Insurer Default.......S-21
excess interest...................S-15    Trustee...........................S-22

                                                                       Exhibit A
                                                                       ---------

                                  PROSPECTUS


             [Prospectus dated March 27, 2006 previously filed on
                      EDGAR under file number 333-131630]